EXHIBIT 99.3


                               [GRAPHIC OMITTED]

NEWS
For Immediate Release                          From MasTec, Inc.
June 18, 1998                                  3155 N.W. 77th Avenue, Suite 135
                                               Miami, Florida 33122-1205
                                               Tel :   (305) 599-1800
                                               Fax :   (305) 406-1908
                                               For more information contact:
                                               Henry N. Adorno
                                               Executive Vice President

              MASTEC ANNOUNCES ACQUISITION OF ARTCOM SERVICES, INC.
                                 IN PUERTO RICO

         Miami, Fl. - MasTec, Inc. (NYSE: MTZ) announced today the acquisition of Artcom Services, Inc. of San Juan, Puerto Rico, a company engaged in providing telecommunications engineering, design, construction, testing, maintenance, and direct access installations. Artcom operates throughout the island of Puerto Rico providing these services to a number of clients principally The Puerto Rico Telephone Company.

         "This continues our effort to be strategically located throughout the world, in areas where the opportunity for growth is significant," said Jorge Mas, Chairman & CEO of MasTec, Inc.

         Opening the Lines of Communications worldwide, MasTec is one of the world's leading telecommunications and related infrastructure service providers, servicing clients throughout the United States, Latin America and Spain. For more information on MasTec, please see our Web page at http://www.mastec.com.

         CERTAIN STATEMENTS IN THIS PRESS RELEASE ARE FORWARD-LOOKING, SUCH AS STATEMENTS REGARDING THE COMPANY'S FUTURE GROWTH AND PROFITABILITY. THESE FORWARD LOOKING STATEMENTS ARE BASED ON THE COMPANY'S CURRENT EXPECTATIONS AND ARE SUBJECT TO A NUMBER OF RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS IN THE FUTURE TO DIFFER SIGNIFICANTLY FROM RESULTS EXPRESSED OR IMPLIED IN ANY FORWARD-LOOKING STATEMENTS INCLUDED IN THIS PRESS RELEASE. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S RELATIONSHIP WITH KEY CUSTOMERS, IMPLEMENTATION OF THE COMPANY'S GROWTH STRATEGY, AND SEASONALITY. THESE AND OTHER RISKS ARE DETAILED IN THIS PRESS RELEASE AND IN OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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